UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 12, 2007

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300
Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

(520) 326-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2007, REIT Americas, Inc. (the “Company”), Virium Pharmaceuticals, Inc., a New York corporation (“Virium”), Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”) and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”) executed a second amendment (the “Second Amendment”) to their previously announced merger agreement (the “Merger Agreement”) pursuant to which Virium will merge with and into Merger Sub with Virium as the surviving corporation (the “Merger”).  As a result of the Merger, each share of common stock, par value $0.01 per share, of Virium held by the Virium shareholders will be exchanged for one newly-issued share of common stock, par value $0.01 per share, of Pharmaceuticals, on the terms and conditions set forth in the Merger Agreement.  The consummation of the Merger is subject to certain conditions, including obtaining the approval of the Company’s stockholders of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”), obtaining the approval of the Company’s stockholders of a merger of the Company with and into Pharmaceuticals, with Pharmaceuticals as the surviving entity (the “Reincorporation Merger”), effecting the Reverse Stock Split and consummating the Reincorporation Merger.

The Second Amendment is effective as of October 15, 2007.  The Second Amendment provides, subject to certain exceptions, that the Merger Agreement may be terminated by either Virium or the Company if the closing of the Merger has not occurred on or before March 31, 2008.  In addition, the Second Amendment modifies the Merger Agreement in order to address the $500,000 Virium NY received in bridge financing on December 12, 2007 and requires that Virium NY enter into employment agreements with certain executives as a condition to closing the Merger.  A copy of the Second Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document that is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1
Second Amendment to Agreement and Plan of Merger, effective as of October 15, 2007, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2007

REIT AMERICAS, INC.

By:	/s/ DALE MARKHAM

Name:	F. Dale Markham
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Second Amendment to Agreement and Plan of Merger, effective as of October 15, 2007, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.